Exhibit 4.1
EXECUTION VERSION
TRUST SUPPLEMENT NO. 2025-1B(R)
Dated as of March 27, 2025
between
SPIRIT AIRLINES, LLC
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,
To
PASS THROUGH TRUST AGREEMENT
Dated as of August 11, 2015
Spirit Airlines Pass Through Trust 2025-1B(R)
Spirit Airlines Pass Through Certificates,
Series 2025-1B(R)

Table of Contents
Page
ARTICLE I DEFINITIONS    2
Section 1.01    Definitions    2
ARTICLE II DECLARATION OF TRUST    8
Section 2.01    Declaration of Trust    8
Section 2.02    Permitted Activities    9
ARTICLE III THE CERTIFICATES    9
Section 3.01    The Certificates    9
Section 3.02    Terms and Conditions    9
ARTICLE IV ISSUANCE AND TRANSFER OF THE CLASS B(R) CERTIFICATES    11
Section 4.01    Issuance of Class B(R) Certificates    11
Section 4.02    Restricted Legends    11
Section 4.03    Amendment of Sections 3.04 and 3.05 of the Basic Agreement    16
Section 4.04    Transfer and Exchange    16
Section 4.05    Book-Entry Provisions for Global Certificates    17
Section 4.06    Special Transfer Provisions.    19
ARTICLE V DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS    20
Section 5.01    Statements to Certificateholders    20
ARTICLE VI DEFAULT    21
Section 6.01    Purchase Rights of Certificateholders    21
ARTICLE VII THE TRUSTEE    23
Section 7.01    Delivery of Documents; Delivery Dates    23
Section 7.02    [Reserved.]    24
Section 7.03    The Trustee    24
Section 7.04    Representations and Warranties of the Trustee    25
Section 7.05    Trustee Liens    26
ARTICLE VIII ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS    26
Section 8.01    Amendment of Sections 5.02, 6.07, 7.09, 8.04, 9.01, 12.01 and 12.02 of the Basic Agreement    26
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Section 8.02    Supplemental Agreements Without Consent of Class B(R) Certificateholders    26
Section 8.03    Supplemental Agreements with Consent of Class B(R) Certificateholders    27
Section 8.04    Consent of Trustees for Amendment of Section 6.01    27
Section 8.05    Notice to Rating Agencies    28
ARTICLE IX ADDITIONAL COVENANTS OF THE COMPANY    28
Section 9.01    Collateral Test    28
Section 9.02    Definitions.    29
ARTICLE X MISCELLANEOUS PROVISIONS    29
Section 10.01    Final Termination Date    29
Section 10.02    Basic Agreement Ratified    29
Section 10.03    Governing Law    30
Section 10.04    Counterparts    30
Section 10.05    Intention of Parties    30
Section 10.06    Submission to Jurisdiction    30
Section 10.07    Successor and Assigns    30
Section 10.08    Normal Commercial Relations    31
Section 10.09    No Recourse against Others    31

EXHIBITS:
Exhibit A    -    Form of Certificate
Exhibit B    -    DTC Letter of Representations
Exhibit C    -    Amendments to Basic Agreement
Exhibit D     -     Form of LTV Certificate
SCHEDULES
Schedule I    -    Series B(R) Equipment Notes, Principal Amounts, Maturities and Aircraft
Schedule II    -    Base Values
Schedule III    -    Additional Definitions

    ii

TRUST SUPPLEMENT NO. 2025-1B(R)
This TRUST SUPPLEMENT NO. 2025-1B(R), dated as of March 27, 2025 (as amended from time to time, the “Trust Supplement”), between SPIRIT AIRLINES, LLC, a Delaware limited liability company (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company” or “Spirit”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of August 11, 2015, between the Company and Wilmington Trust, National Association (the “Basic Agreement”).
W I T N E S S E T H:
WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;
WHEREAS, under the terms of the existing Indentures governing the Equipment Notes issued in connection with two series of Spirit pass through certificates previously issued and designated as Spirit Airlines Pass Through Trust 2015-1 (“Series 2015-1”) and Spirit Airlines Pass Through Trust 2017-1 (“Series 2017-1” and, together with Series 2015-1, the “Prior Series”), the Company is entitled to sell Series B(R) Equipment Notes secured by aircraft financed under each Prior Series;
WHEREAS, Spirit is the owner of, and has financed collectively under the Prior Series, the 27 aircraft listed on Schedule II to the Certificate Purchase Agreement (as defined below) (each, an “Aircraft” and collectively, the “Aircraft”) prior to the Issuance Date (as defined below) utilizing the proceeds of the sale of secured equipment notes acquired by the pass through trustees under the Prior Series;
WHEREAS, in the case of each Aircraft financed under Series 2015-1, the Company has issued pursuant to an Indenture, on a recourse basis, Series A Equipment Notes, and in the case of each Aircraft financed under Series 2017-1, the Company has issued pursuant to an Indenture, on a recourse basis, Series AA Equipment Notes and Series A Equipment Notes, and in the case of each Aircraft in the Prior Series, will issue on or after the Issuance Date pursuant to Article IX of this Trust Supplement and the NPA, under each such Indenture on a recourse basis, Series B(R) Equipment Notes;
WHEREAS, the Trustee shall hereby declare the creation of the Class B(R) Trust (as defined below) for the benefit of Holders (as defined below) of the Class B(R) Certificates (as defined below) to be issued in respect of such Class B(R) Trust, and the initial Holders of the Class B(R) Certificates, as grantors of such Class B(R) Trust, by their respective acceptances of the Class B(R) Certificates, shall join in the creation of the Class B(R) Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Class B(R) Trust will evidence Fractional Undivided Interests in the Class B(R) Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;
WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, the NPA and the Participation Agreements, the Trustee on behalf of the Class B(R) Trust shall from time to time purchase the Series B(R) Equipment Notes issued by the Company pursuant to the Indentures relating to the Aircraft having the identical interest rate as the Class B(R) Certificates issued hereunder, and final maturity dates not later than the final Regular Distribution Date of, the Class B(R) Certificates issued hereunder and shall hold such Series B(R) Equipment Notes in trust for the benefit of the Class B(R) Certificateholders;
WHEREAS, pursuant to the terms and conditions of each Intercreditor Agreement referred to in Section 3.02(i) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;
WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).
2015-1 Class A Certificates: Has the meaning specified in Section 6.01(a)(ii) of this Trust Supplement.
2015-1 Intercreditor Agreement: Has the meaning specified in the NPA.

2017-1 Class A Certificates: has the meaning specified in Section 6.01(a)(i) of this Trust Supplement.
2017-1 Class AA Certificates: Has the meaning specified in Section 6.01(a)(i) of this Trust Supplement.
2017-1 Intercreditor Agreement: Has the meaning specified in the NPA.
Additional Certificateholder: Has the meaning specified in the applicable Intercreditor Agreement.
Additional Certificates: Has the meaning specified in the applicable Intercreditor Agreement.
Additional Equipment Notes: Has the meaning specified in the applicable Intercreditor Agreement.
Additional Trust: Has the meaning specified in the applicable Intercreditor Agreement.
Additional Trust Agreement: Has the meaning specified in the applicable Intercreditor Agreement.
Affiliate: Has the meaning specified in the applicable Intercreditor Agreement.
Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.
Aircraft: Has the meaning specified in the recitals to this Trust Supplement and any Replacement Aircraft (as defined in the applicable Indenture) in replacement thereof in accordance with the applicable Indenture.
Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.
Business Day: Has the meaning specified in the applicable Intercreditor Agreement.
Certificate: Has the meaning specified in the applicable Intercreditor Agreement.
Certificate Buy-Out Event: Means, with respect to any Prior Series, a “Certificate Buy-Out Event” under and as defined in the Intercreditor Agreement for such Prior Series.
Certificate Purchase Agreement: Means the Certificate Purchase Agreement, dated as of March 27, 2025, between each of the Purchasers identified on Schedule I thereto and Spirit, relating to the purchase of the Class B(R) Certificates by such Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
Certificateholder: Means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

Class: Has the meaning specified in the applicable Intercreditor Agreement.
Class A Trust: has the meaning specified in the applicable Intercreditor Agreement.
Class A Trust Agreement: has the meaning specified in the applicable Intercreditor Agreement.
Class AA Trust: Has the meaning specified in the applicable Intercreditor Agreement.
Class AA Trust Agreement: Has the meaning specified in the applicable Intercreditor Agreement.
Class B(R) Certificateholder: Means, at any time, any Certificateholder of one or more Class B(R) Certificates.
Class B(R) Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.
Class B(R) Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.
Code: Means the Internal Revenue Code of 1986, as amended.
Company: Has the meaning specified in the preamble to this Trust Supplement.
Corporate Trust Office: Has the meaning specified in the applicable Intercreditor Agreement.
Definitive Certificates: Has the meaning specified in Section 4.01(b) of this Trust Supplement.
Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.
DTC: Mean The Depository Trust Company and any successor agency thereto.
DTC Participants: Means each Person shown in the records of DTC as the holder of a beneficial interest in the Certificates.
Equipment Notes: Has the meaning specified in the applicable Intercreditor Agreement.
ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.
ERISA Plan: Means (i) a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code or (ii) any other entity whose underlying assets are deemed to include the assets of any plan or arrangement described in (i) above by virtue of the U.S. Department of Labor regulation in 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA (or any successor to such regulation).

Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.
Fractional Undivided Interests: Has the meaning specified in the applicable Intercreditor Agreement.
Funding Date: Has the meaning specified in the NPA.
Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.
Holder: Means a Certificateholder.
Indenture: Has the meaning specified in the NPA.
Intercreditor Agreement: Means, for Series 2015-1, the 2015-1 Intercreditor Agreement, and for Series 2017-1, the 2017-1 Intercreditor Agreement, each as amended by the Intercreditor Agreement Amendment applicable to such Prior Series, as each may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.
Intercreditor Agreement Amendment: Means, for each Prior Series, the amendment to the Intercreditor Agreement for such Prior Series, among the Company, the Trustee and the Subordination Agent for such Prior Series, providing for, among other things, the Trustee to become a party to such Intercreditor Agreement.
Issuance Date: Means the date of this Trust Supplement.
Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.
LTV Deposit Event: Means a circumstance that exists if an amount of cash collateral pledged pursuant to Section 9.01(b) remains on deposit in the Class B Cash Collateral Account on the third Regular Distribution Date after its deposit.
LTV Deposit Prepayment Amount: Means, as of any date of determination, the relevant amount in the Class B Cash Collateral Account.
Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), the Airframe Warranties Agreement (as defined in any Indenture) and the Series B(R) Equipment Notes.
NPA: Means the Series B(R) Note Purchase Agreement, dated as of the date hereof, among the Trustee, the Loan Trustee, the Company and the Subordination Agent of each Prior Series, providing for, among other things, the purchase of Series B(R) Equipment Notes by the Trustee on behalf of the Class B(R) Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Operative Agreements: Has the meaning specified in the applicable Intercreditor Agreement.
Other Agreements: Means (i) the Class AA Trust Agreement, (ii) each Class A Trust Agreement, (iii) any Additional Trust Agreement and (iv) any Refinancing Trust Agreement.
Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.
Other Trusts: Means the Class AA Trust, each Class A Trust, any Additional Trust or Trusts, or any Refinancing Trust or Trusts, in each case created by the applicable Other Agreement.
Participation Agreement: Has the meaning specified in the NPA.
Participation Agreement Amendment: Has the meaning specified in the NPA.
Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.
PIK Amount: Means, as of any date of determination, with respect to the Class B(R) Certificates of any Prior Series, interest accrued at the Stated Interest Rate on the Series B(R) Limited Pool Balance (as defined in the Intercreditor Agreement for such Prior Series) of such Prior Series that was scheduled for distribution to the Trustee on any applicable “Regular Distribution Date” for such Prior Series and was not paid on such “Regular Distribution Date” (and remains unpaid as of such date of determination) together with any interest accrued thereon at the Stated Interest Rate applicable to the Class B(R) Certificates from the applicable “Regular Distribution Date”.
Placement Agent: Means Citigroup Global Markets Inc.
Plan: Means (i) an ERISA Plan or (ii) such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a Similar Law.
Pool Balance: Means, as of any date, (i) the sum of the original aggregate principal amounts of the Series B(R) Equipment Notes purchased as of such date by the Class B(R) Trust less (ii) the aggregate amount of all distributions made as of such date in respect of the Class B(R) Certificates other than distributions made in respect of interest, PIK Amounts, Step-Up PIK Amounts or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to payment of principal, if any, of the Series B(R) Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.
Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the sum of the original aggregate principal amounts of the Series B(R) Equipment Notes purchased as of such date by the Class B(R) Trust occurring on or prior to such Distribution Date. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to any payment of principal of the Series B(R) Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.
Premium: Has the meaning specified in the applicable Intercreditor Agreement.
Prior Series: Has the meaning specified in the recitals hereto.
Rating Agencies: Has the meaning specified in the applicable Intercreditor Agreement.
Refinancing Certificateholder: Has the meaning specified in the applicable Intercreditor Agreement.
Refinancing Certificates: Has the meaning specified in the applicable Intercreditor Agreement.
Refinancing Equipment Notes: Has the meaning specified in the applicable Intercreditor Agreement.
Refinancing Trust: Has the meaning specified in the applicable Intercreditor Agreement.
Refinancing Trust Agreement: Has the meaning specified in the applicable Intercreditor Agreement.
Register: Has the meaning specified in Section 4.04 of this Trust Supplement.
Registrar: Has the meaning specified in Section 4.04 of this Trust Supplement.
Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.
Responsible Officer: Has the meaning specified in the applicable Intercreditor Agreement.
Restricted Legend: Has the meaning specified in Section 4.02(a) of this Trust Supplement.
Scheduled Payment: Has the meaning specified in the applicable Intercreditor Agreement.
Securities Act: Means the Securities Act of 1933, as amended.
Series 2015-1: Has the meaning specified in the recitals hereto.
Series 2017-1: Has the meaning specified in the recitals hereto.

Series B(R) Equipment Notes: Has the meaning specified in the NPA.
Similar Law: Means a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
Special Distribution Date: Means, with respect to the Class B(R) Certificates, each date on which a Special Payment is to be distributed as specified in this Agreement.
Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).
Special Payments Account: Means, with respect to the Class B(R) Certificates, the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.
Spirit: Has the meaning specified in the preamble to this Trust Supplement.
Subordination Agent: Has the meaning specified in the applicable Intercreditor Agreement.
Triggering Event: Means, with respect to a Prior Series, a “Triggering Event” under and as defined in the Intercreditor Agreement for such Prior Series.
Trust: Means the Class AA Trust, each Class A Trust or the Class B(R) Trust, as applicable.
Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.
Trust Property: Means (i) subject to the Intercreditor Agreements, the Series B(R) Equipment Notes held as the property of the Class B(R) Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the applicable Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Class B(R) Trust and the Trustee, on behalf of the Class B(R) Trust, under the Intercreditor Agreements and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Class B(R) Trust pursuant to the Intercreditor Agreements.
Trust Supplement: Has the meaning specified in the preamble hereto.
Trustee: Has the meaning specified in the preamble to this Trust Supplement.

ARTICLE II

DECLARATION OF TRUST
Section 2.01    Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “Spirit Airlines Pass Through Trust 2025-1B(R)” (the “Class B(R) Trust”), for the benefit of the Holders of the Class B(R) Certificates to be issued in respect of such Class B(R) Trust, and the initial Holders of the Class B(R) Certificates, as grantors of such Class B(R) Trust, by their respective acceptances of the Class B(R) Certificates, join in the creation of such Class B(R) Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement, the NPA and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Class B(R) Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Class B(R) Trust.
Section 2.02    Permitted Activities. The Class B(R) Trust may only engage in the transactions contemplated by the Operative Agreements, subject to Section 10.05 of this Trust Supplement.
ARTICLE III

THE CERTIFICATES
Section 3.01    The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “Spirit Airlines Pass Through Certificates, Series 2025-1B(R)” (the “Class B(R) Certificates”). Each Class B(R) Certificate represents a Fractional Undivided Interest in the Class B(R) Trust created hereby. The Class B(R) Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Class B(R) Trust. The Class B(R) Certificates do not represent indebtedness of the Class B(R) Trust, and references herein to interest accruing on the Class B(R) Certificates are included for purposes of computation only.
Section 3.02    Terms and Conditions. The terms and conditions applicable to the Class B(R) Certificates and the Class B(R) Trust are as follows:
(a)    The aggregate face amount of the Class B(R) Certificates that may be authenticated and delivered under this Agreement (except for Class B(R) Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class B(R) Certificates pursuant to Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement and Sections 4.03, 4.04, 4.05 and 4.06 of this Trust Supplement) is $215,000,000.
(b)    [Reserved].

(c)    The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be each April 1 and October 1, commencing on October 1, 2025, until payment of all of the Scheduled Payments to be made under the Series B(R) Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest. The entire principal amount of the Series B(R) Equipment Notes is scheduled for payment, in relation to Series B(R) Equipment Notes issued under Series 2015-1, on April 1, 2028 and, in relation to Series B(R) Equipment Notes issued under Series 2017-1, on February 15, 2030.
(d)    The Special Distribution Date with respect to the Class B(R) Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.
(e)    [Reserved].
(f)    The Class B(R) Certificates shall be issued in the form attached hereto as Exhibit A, and may be issued as one or more Definitive Certificates or Global Certificates, as specified in the applicable authentication order, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 of this Trust Supplement).
(g)    The proceeds of the offering of Class B(R) Certificates issued by the Class B(R) Trust shall be used to acquire the Series B(R) Equipment Notes described in Schedule I that relate to the Aircraft.
(h)    Any Person acquiring or accepting a Class B(R) Certificate or an interest therein will, by such acquisition or acceptance, be deemed to (i) represent and warrant to the Company, the Loan Trustees and the Trustee that either (A) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold Class B(R) Certificates or an interest therein or (B) the purchase and holding of Class B(R) Certificates or interests therein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (ii) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreements, the NPA and each Participation Agreement.
(i)    Any Person who is a Plan and is acquiring or accepting a Class B(R) Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that (i) none of Spirit, the Placement Agent, the Class B(R) Trustee or any of their respective affiliates or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (the “Plan Fiduciary”) has relied or will rely as a primary basis in connection with its decision to invest in the Class B(R) Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA, Section 4975(e)(3) of the Code, or applicable Similar Law, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition, acceptance, holding or disposition of the Class B(R) Certificates (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited); and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.
(j)    The Class B(R) Certificates will be subject to the Intercreditor Agreements (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, the applicable Intercreditor Agreement shall control). Under Article VI hereof, the Holders of the Class B(R) Certificates or Refinancing Certificates (if issued) shall have the rights upon the occurrence of a Certificate Buy-Out Event set forth therein. The Trustee and, by acceptance of any Class B(R) Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreements, including the subordination provisions of Section 9.09 thereof.
(k)    The Series B(R) Equipment Notes to be acquired and held in the Trust, and the related Aircraft and Note Documents, are described in the NPA.
(l)    The Class B(R) Certificates will not have the benefits of a liquidity facility.
(m)    The Responsible Party is the Company.
(n)    The Company, any other obligor upon the Class B(R) Certificates and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Class B(R) Certificate.
ARTICLE IV

ISSUANCE AND TRANSFER OF THE CLASS B(R) CERTIFICATES
Section 4.01    Issuance of Class B(R) Certificates. (a) The Class B(R) Certificates will initially be offered and sold in a private placement not involving any public offering in the United States within the meaning of the Securities Act only to purchasers pursuant to Section 4(a)(2) of the Securities Act who are “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A. The Class B(R) Certificates, following their initial sale, may be transferred only in accordance with the procedures described herein, and subject to the transfer restrictions set forth in the Restricted Legend and the Class B(R) Certificates themselves. The Class B(R) Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Class B(R) Certificate shall be dated the date of its authentication.

(b)    The Class B(R) Certificates shall be issued in substantially the form set forth as Exhibit A hereto. Class B(R) Certificates may be issued in fully physical, registered form and may be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner (the “Definitive Certificates”), without interest coupons, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates. Class B(R) Certificates may also be issued initially in the form of one or more Global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate shall be in fully registered form without interest coupons and be registered in the name of a nominee of DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with any DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate face amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee for such Global Certificate, as provided in Section 4.06 of this Trust Supplement, which adjustments shall be conclusive as to the aggregate face amount of any such Global Certificate.
Section 4.02    Restricted Legends. (a) Subject to Sections 4.03, 4.04 and 4.05, each Class B(R) Certificate shall bear a legend to the following effect (the “Restricted Legend”) on the face thereof, unless the Company and the Trustee determine otherwise consistent with applicable law:
THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (C) PURSUANT TO AN

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT OR ANY SUCCESSOR PROVISION (IF AVAILABLE); (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); OR (E) TO SPIRIT AIRLINES, LLC OR ANY AFFILIATE THEREOF; (II) IF SUCH HOLDER (INCLUDING A HOLDER OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) IS A UNITED STATES PERSON AS DEFINED UNDER SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ONLY TO ANOTHER UNITED STATES PERSON (THE “UNITED STATES PERSON REQUIREMENT”); AND (III) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (2) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(I)(D) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND SPIRIT AIRLINES, LLC A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 OR A SUCCESSOR THERETO FROM THE TRANSFEREE AND ANY CERTIFICATIONS AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (1) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. ANY PURPORTED TRANSFER IN VIOLATION OF THE UNITED STATES PERSON REQUIREMENT SHALL BE NULL AND VOID AB INITIO, AND ANY PERSON WHO ACQUIRES OR ACCEPTS THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO AGREE THERETO.
[Insert only for Definitive Certificates:] [IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE HOLDER MUST CHECK THE APPROPRIATE BOXES SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE (1)(I)(D) ABOVE. TRUST SUPPLEMENT NO. 2025-1B(R) TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN

VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
ANY CERTIFICATE INITIALLY ISSUED IN DEFINITIVE FORM MAY NOT BE EXCHANGED FOR AN INTEREST IN A GLOBAL CERTIFICATE AND WILL NOT BE ELIGIBLE FOR CLEARANCE IN THE “BOOK-ENTRY” FACILITIES OF DTC.]”
BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER HEREOF AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS RESOLD OR OTHERWISE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER HEREOF (A) REPRESENTS AND WARRANTS TO SPIRIT AIRLINES, LLC, THE LOAN TRUSTEE AND TRUSTEE THAT EITHER (1) NO ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE ERISA) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) ANY “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE CODE) SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY THE ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY PLANS DESCRIBED ABOVE IN SUBSECTIONS (I) OR (II) (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS AMENDED BY SECTION 3(42) OF ERISA), ((I), (II) AND (III), EACH AN “ERISA PLAN”) OR (IV) ANY PLAN, SUCH AS A FOREIGN PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA), GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA OR SECTION 4975(G)(3) OF THE CODE) THAT IS NOT SUBJECT TO TITLE I OF ERISA BUT THAT IS SUBJECT TO A FOREIGN, FEDERAL, STATE, OR LOCAL LAW WHICH IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (EACH A “PLAN”) HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE, OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE UNDER THE APPLICABLE TRUST TO INVEST IN THE ASSETS HELD IN THE APPLICABLE TRUST PURSUANT TO, AND TAKE ALL OTHER ACTIONS CONTEMPLATED BY, THE TERMS AND CONDITIONS OF THE BASIC AGREEMENT, THE TRUST SUPPLEMENT,

THE INTERCREDITOR AGREEMENTS, THE SERIES B(R) NOTE PURCHASE AGREEMENT AND EACH PARTICIPATION AGREEMENT.
ANY PERSON THAT IS A UNITED STATES PERSON (AS DEFINED UNDER SECTION 7701(A)(30) OF THE CODE) THAT HAS ACQUIRED OR ACCEPTED THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) MAY ONLY TRANSFER THIS CERTIFICATE (OR A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) TO ANOTHER UNITED STATES PERSON (THE “UNITED STATES PERSON REQUIREMENT”). ANY PERSON WHO IS A UNITED STATES PERSON AND IS ACQUIRING OR ACCEPTING THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IT IS A UNITED STATES PERSON AND WILL PROVIDE TO THE TRUSTEE A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 ON THE DATE OF ACQUISITION OR ACCEPTANCE AND THAT (B) IT WILL NOT TRANSFER ALL OR ANY PORTION OF AN INTEREST IN THIS CERTIFICATE (INCLUIDNG A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) UNLESS THE TRUSTEE HAS RECEIVED A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 FROM THE TRANSFEREE. ANY PURPORTED TRANSFER IN VIOLATION OF THE UNITED STATES PERSON REQUIREMENT SHALL BE NULL AND VOID AB INITIO, AND ANY PERSON WHO ACQUIRES OR ACCEPTS THIS CERTIFICATE WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO AGREE THERETO.
ANY PERSON WHO IS AN ERISA PLAN AND IS ACQUIRING OR ACCEPTING AN APPLICABLE CERTIFICATE WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT THAT (I) NONE OF SPIRIT AIRLINES, LLC, THE PLACEMENT AGENT, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED OR WILL PROVIDE ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE ERISA PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THE CERTIFICATES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE ERISA PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THE CERTIFICATES (UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED); AND (II) THE PLAN

FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.
[Insert only for Global Certificate:] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 4.05 AND 4.06 OF THE TRUST SUPPLEMENT REFERRED TO HEREIN.]
(b)    If the Class B(R) Certificate is issued with more than de minimis original issue discount, the Class B(R) Certificate shall bear the following legend:
THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A NOTE THAT WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT WILMINGTON TRUST, NATIONAL ASSOCIATION, 1100 NORTH MARKET STREET, WILMINGTON, DE 19890, ATTN: CORPORATE TRUST ADMINISTRATION.
Section 4.03    Amendment of Sections 3.04 and 3.05 of the Basic Agreement. Sections 4.04, 4.05 and 4.06 of this Trust Supplement supersede and replace Sections 3.04 and 3.05 of the Basic Agreement, with respect to the Class B(R) Trust.
Section 4.04    Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement, a register (the “Register”) of the Class B(R) Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such

Class B(R) Certificates and of transfers and exchanges of such Class B(R) Certificates as herein provided, and shall maintain up-to-date contact information as to the registered owner and, if applicable, beneficial owner of each Certificate provided, however, that under no circumstances shall the Registrar have any liability whatsoever in connection with the failure of any Certificateholder or any other applicable party to notify the Registrar of any transfers, assignments, pledges or exchanges of any Class B(R) Certificates or to provide current, accurate contact information. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Class B(R) Certificates and transfers and exchanges of such Class B(R) Certificates as herein provided. Promptly upon the Trustee’s request therefor, (a) the Registrar shall provide to the Trustee a true and complete copy of the Register and (b) the Registrar shall provide to the Trustee such information regarding the Class B(R) Certificates and the Class B(R) Certificateholders as is reasonably available to the Registrar.
All Class B(R) Certificates issued upon any registration of transfer or exchange of Class B(R) Certificates shall be valid obligations of the Class B(R) Trust, evidencing the same interest therein, and entitled to the same benefits under the Agreement, as the Class B(R) Certificates surrendered upon such registration of transfer or exchange. Subject to compliance with Section 4.01, upon surrender for registration of transfer of any Class B(R) Certificate at the Corporate Trust Office or such other office or agency designated by the Registrar with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class B(R) Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Class B(R) Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Class B(R) Certificateholder as provided herein, the Trustee shall treat the person in whose name the Class B(R) Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Whenever any Class B(R) Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Class B(R) Certificates that the Class B(R) Certificateholder making the exchange is entitled to receive. Every Class B(R) Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Class B(R) Certificateholder thereof or its attorney duly authorized in writing. The Registrar and/or the Trustee may request and shall be entitled to receive as a prerequisite to the registration of transfers of any Class B(R) Certificate in connection with any transfer signature guarantees satisfactory to it in its reasonable discretion. For the avoidance of doubt, signatures to the form of transfer notice need not be guaranteed by an “eligible guarantor institution” which has membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” in addition to, or in substitution for, STAMP.
The Registrar shall not register the transfer or exchange of any Class B(R) Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Sections 4.02 through 4.06 shall have been satisfied is submitted to them and the Company has so notified the Trustee and the Registrar in writing of such satisfaction. The Registrar and the Trustee shall not be liable to any Person for registering any transfer or exchange, or for executing, authenticating or delivering any Class B(R) Certificate based on such certification. The Registrar and the Trustee may treat the Person in whose name any Class B(R) Certificate is registered as the sole owner of the beneficial interest in the Class B(R) Trust evidenced by such Class B(R) Certificate.
To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Class B(R) Certificates at the Registrar’s request. No service charge shall be made to a Class B(R) Certificateholder for any registration of transfer or exchange of Class B(R) Certificates, but the Trustee and the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class B(R) Certificates. All Class B(R) Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee. Notwithstanding anything contained herein or elsewhere to the contrary, neither the Registrar nor the Trustee shall have any duty or obligation with respect to any transfer, exchange or other disposition of an economic interest in a Class B(R) Certificate (other than a transfer of a Class B(R) Certificate itself) or any personal liability to any Person in connection with the same.
The Trustee shall not exchange or transfer any Certificate initially issued as a Definitive Certificate for an interest in the Global Certificate. Subject to Section 4.05 below, the Trustee may exchange or transfer an interest in the Global Certificate for a Definitive Certificate.
Section 4.05    Book-Entry Provisions for Global Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Class B(R) Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record Cede & Co. or another nominee of DTC as the registered holder of such Global Certificate.
(b)    Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, DTC’s successor or such successor’s nominees. Beneficial interests in a Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 4.06 of this Trust Supplement. Beneficial interests in a Global Certificate shall be delivered to all beneficial owners thereof in the form of Definitive Certificates if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for such Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Certificate with Fractional Undivided Interests aggregating not less than a majority in interest in the Class B(R) Trust advise the Trustee, the Company and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in their best interests. Neither the Company nor the Trustee shall be liable if the Company or the Trustee is unable to locate a qualified successor clearing system.
(c)    [Reserved].
(d)    In connection with the transfer of the entire beneficial interest in a Global Certificate to the beneficial owners thereof pursuant to Section 4.05(b) of this Trust Supplement, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by DTC in exchange for such owner’s beneficial interest in such Global Certificate an equal aggregate face amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate face amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Registrar or the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Company, the Registrar and the Trustee shall recognize the Persons in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder.
(e)    Any Definitive Certificate delivered in exchange for an interest in the Global Certificate pursuant to Section 4.05(b) of this Trust Supplement shall, except as otherwise provided by Section 4.06(d) of this Trust Supplement, bear the Restricted Legend.
(f)    The Holder of any Global Certificate, at the direction of an owner of a beneficial interest therein, may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Class B(R) Certificates.
(g)    Neither the Company, nor the Trustee, nor the Registrar shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.
(h)    [Reserved].
Section 4.06    Special Transfer Provisions. (a) Transfers Limited to QIBs and Spirit.

If the Class B(R) Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to Spirit or any of its subsidiaries or to a proposed transferee who has provided the transfer notice attached to the form of Class B(R) Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Class B(R) Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to, any such account is a QIB within the meaning of Rule 144A.
(b)    Restricted Legend. Upon the transfer, exchange or replacement of Class B(R) Certificates not bearing the Restricted Legend, the Registrar shall deliver Class B(R) Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Class B(R) Certificates bearing the Restricted Legend, the Registrar shall deliver only Class B(R) Certificates that bear the Restricted Legend, unless there is delivered to the Registrar and the Company an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
(c)    General. The Registrar shall not register a transfer of any Class B(R) Certificate unless such transfer complies with the restrictions on transfer of such Class B(R) Certificate set forth in this Trust Supplement. In connection with any transfer of Class B(R) Certificates, each Class B(R) Certificateholder agrees, by its acceptance of the Class B(R) Certificates to furnish the Registrar or the Trustee and the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to and in accordance with the terms and provisions of this Section 4.06; provided that the Registrar and the Trustee shall not be required to determine the sufficiency of any such certifications, legal opinions or other information and shall be fully protected in relying thereon.
Until such time as no Class B(R) Certificates remain outstanding, the Registrar shall retain copies of all letters, notices, certifications and other written communications received pursuant to Section 4.05 of this Trust Supplement or this Section 4.06. The Company and the Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices, certifications or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
ARTICLE V

DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS
Section 5.01    Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Class B(R) Certificateholders a statement setting forth the information provided below. Such statement shall (x) include a statement substantially as follows: “Holders of Class B(R) Certificates are reminded that Class B(R) Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding” and (y) set forth, giving effect to the distribution to be made on such Regular Distribution Date or

Special Distribution Date, (per $1,000 aggregate face amount of Class B(R) Certificates as to (ii), (iii) and (iv) below) the following information:
(i)    the aggregate amount of funds distributed on such Distribution Date under this Agreement, indicating the amount, if any, allocable to each source;
(ii)    the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);
(iii)    the amount of such distribution under this Agreement allocable to interest, including the amount of such interest distributed in cash and the amount distributed as PIK Amounts or Step-Up PIK Amounts (separately indicating amounts allocated to interest and principal of such PIK Amounts and Step-Up PIK Amounts); and
(iv)    the Pool Balance and the Pool Factor.
With respect to the Class B(R) Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the DTC Participants reflected on DTC’s books as holding interests in the Class B(R) Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail (or in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each such DTC Participant whose name has been provided by DTC the statement described above and will make available additional copies as requested by such DTC Participants for forwarding to holders of interests in the Class B(R) Certificates.
(b)    Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class B(R) Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) above for such calendar year or, in the event such Person was a Class B(R) Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Class B(R) Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Class B(R) Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the holders of beneficial interests in the Class B(R) Certificates.
(c)    Promptly following the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series B(R)

Equipment Notes held in the Class B(R) Trust, the Trustee shall furnish to Class B(R) Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the date of such early redemption, purchase or default, (y) the related Pool Factors for such Regular Distribution Dates, and (z) the expected principal distribution schedule of the Series B(R) Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Class B(R) Certificates registered in the name of DTC, on the date of such distribution, early redemption, purchase or default, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class B(R) Certificates on such date. The Trustee will mail (or in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Class B(R) Certificates.
(d)    The Trustee shall provide promptly to the Class B(R) Certificateholders all material non-confidential information received by the Trustee from the Company.
(e)    The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to the Class B(R) Trust.
ARTICLE VI

DEFAULT
Section 6.01    Purchase Rights of Certificateholders. (a) By acceptance of its Class B(R) Certificate, each Class B(R) Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event under a Prior Series:
(i)    each Class B(R) Certificateholder (other than the Company or any of its Affiliates) shall have the right, with respect to a Certificate Buy-Out Event under Series 2017-1, to purchase, at the purchase price set forth in the Class AA Trust Agreement with respect to the Class AA Certificates of Series 2017-1 (the “2017-1 Class AA Certificates”), and in the 2017-1 Class A Trust Agreement with respect to the Class A Certificates of Series 2017-1 (the “2017-1 Class A Certificates”), all, but not less than all, of the 2017-1 Class AA Certificates and the 2017-1 Class A Certificates, as applicable, upon ten days’ prior written irrevocable notice to the Trustee and the Related Trustees under each of the 2017-1 Class AA Trust Agreement and the 2017-1 Class A Trust Agreement, as applicable, and each other Class B(R) Certificateholder, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Class B(R) Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Class B(R) Certificateholder that such other Class B(R) Certificateholder(s) want(s) to participate in such purchase, then such other Class B(R) Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing

Class B(R) Certificateholder to purchase all, but not less than all, of such 2017-1 Class AA Certificates and such 2017-1 Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B(R) Trust held by each such Class B(R) Certificateholder and (B) upon consummation of such purchase no Class B(R) Certificateholder shall have a right to purchase such 2017-1 Class AA Certificates and such 2017-1 Class A Certificates, as applicable, pursuant to this Section 6.01(a) during the continuance of such Certificate Buy-Out Event under Series 2017-1.
(ii)    each Class B(R) Certificateholder (other than the Company or any of its Affiliates) shall have the right, with respect to a Certificate Buy-Out Event under Series 2015-1, to purchase, at the purchase price set forth in the 2015-1 Class A Trust Agreement with respect to the Class A Certificates of Series 2015-1 (the “2015-1 Class A Certificates”) all, but not less than all, of the 2015-1 Class A Certificates, upon ten days’ prior written irrevocable notice to the Trustee and the Related Trustee under the 2015-1 Class A Trust Agreement and each other Class B(R) Certificateholder, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Class B(R) Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Class B(R) Certificateholder that such other Class B(R) Certificateholder(s) want(s) to participate in such purchase, then such other Class B(R) Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Class B(R) Certificateholder to purchase all, but not less than all, of such 2015-1 Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B(R) Trust held by each such Class B(R) Certificateholder and (B) upon consummation of such purchase no Class B(R) Certificateholder shall have a right to purchase such 2015-1 Class A Certificates pursuant to this Section 6.01(a) during the continuance of such Certificate Buy-Out Event under Series 2015-1.
(b)    This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(b) of the Basic Agreement, replaces the provisions of Section 6.01(b) of the Basic Agreement. For the avoidance of doubt, no Additional Certificateholder shall have a right to purchase the Certificates of any Prior Series in connection with a Certificate Buy-Out Event. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Certificateholder of 2017-1 Class AA Certificates, each Certificateholder of 2017-1 Class A Certificates, each Certificateholder of 2015-1 Class A Certificates, each Class B(R) Certificateholder and each Refinancing Certificateholder (if any) (in each case, other than the Company or any of its Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under this Section 6.01 (as in effect on the date hereof) for any Certificate held by the Company or any of its Affiliates shall not be modified without the prior written consent of the Company. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in Section 6.01(a) shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.
ARTICLE VII

THE TRUSTEE
Section 7.01    Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement Amendments and the Participation Agreement Amendments with respect to the Aircraft of a Prior Series on the applicable Funding Date and to execute and deliver the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations under the Participation Agreements and the Intercreditor Agreements. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Class B(R) Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Class B(R) Trust, in Schedule I to the Certificate Purchase Agreement evidencing the entire ownership interest in the Class B(R) Trust, which amount equals the maximum aggregate principal amount of Series B(R) Equipment Notes which may be purchased from time to time by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement or Section 4.03 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Class B(R) Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Class B(R) Trust.
(b)    On or after the Issuance Date, the Trustee shall enter into and perform its obligations under the NPA and cause the Participation Agreement Amendments and such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the NPA. Upon satisfaction of the conditions specified in Section 2 of the NPA with respect to the Aircraft of a Prior Series, the Trustee shall purchase the applicable Series B(R) Equipment Notes issued under such Prior Series with a portion of the proceeds of the Class B(R) Certificates on the Funding Date for such Aircraft. The purchase price of such Series B(R) Equipment Notes shall equal 99% of the face amount of such Series B(R) Equipment Notes. The provisions of this Section 7.01(b) supersede and replace the last sentence of Section 2.02(a) of the Basic Agreement and the provisions of Section 2.02(b) of the Basic Agreement with respect to the Class B(R) Trust, and no provisions of the Basic Agreement relating to Postponed Notes and Section 2.02(b) of the Basic Agreement shall apply to the Class B(R) Trust.
(c)    With respect to the Class B(R) Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Class B(R) Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Class B(R) Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the applicable Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement applicable to a Prior Series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”
(d)    With respect to the Class B(R) Trust, the second through fifth sentences of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in their entirety with the following sentence: “Subject to the provisions of the applicable Intercreditor Agreement: (i) in the event of redemption or purchase of Series B(R) Equipment Notes of a Prior Series held in the Class B(R) Trust, such notice shall be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”
(e)    With respect to the Class B(R) Trust, clause (ii) of the sixth sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Company pursuant to Section 2.02(b)).”
Section 7.02    [Reserved.]
Section 7.03    The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, each Intercreditor Agreement or the NPA or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Class B(R) Certificate, each Intercreditor Agreement Amendment, each Participation Agreement Amendment and the NPA has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.
(b)    In addition to the requirements in Section 7.08 of the Basic Agreement, the Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.

Section 7.04    Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:
(a)    the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement Amendments, the NPA, the Class B(R) Certificates and the Note Documents to which it is or is to become a party and to perform the Intercreditor Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement Amendments, the NPA, the Class B(R) Certificates and the Note Documents to which it is or is to become a party and the performance by it of the Intercreditor Agreements;
(b)    the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement Amendments, the Participation Agreement Amendments, the NPA, the Class B(R) Certificates and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements (i) will not violate any provision of any United States federal law governing its banking powers or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;
(c)    the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreements, the Participation Agreement Amendments, the NPA, the Class B(R) Certificates and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and
(d)    this Trust Supplement, each Intercreditor Agreement, the Intercreditor Agreement Amendments, the Participation Agreement Amendments, the NPA, the Class B(R) Certificates and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 7.05    Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreements or the NPA.
ARTICLE VIII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS
Section 8.01    Amendment of Sections 5.02, 6.07, 7.09, 8.04, 9.01, 12.01 and 12.02 of the Basic Agreement. For purposes of this Agreement, the Basic Agreement shall be deemed amended as follows:
(a)    Section 5.02 of the Basic Agreement shall be deemed amended and restated in its entirety to read as set forth in Part A of Exhibit C.
(b)    Section 6.07 of the Basic Agreement shall be deemed amended and restated in its entirety to read as set forth in Part B of Exhibit C.
(c)    Section 7.09 of the Basic Agreement shall be deemed amended by amending and restating the second sentence of subsection (e) thereof in its entirety to read as set forth in Part C of Exhibit B.
(d)    Section 9.01 of the Basic Agreement shall be deemed amended by amending and restating clause (4) thereof in its entirety to read as set forth in D of Exhibit B.
(e)    Section 12.01 of the Basic Agreement shall be deemed amended and restated in its entirety to read as set forth in Part E of Exhibit B.
(f)    Section 12.02 of the Basic Agreement shall be deemed amended and restated in its entirety to read as set forth in Part F of Exhibit B.
Section 8.02    Supplemental Agreements Without Consent of Class B(R) Certificateholders. Without limitation of Section 9.01 of the Basic Agreement (for the avoidance of doubt, as amended by Section 8.01 above), under the terms of, and subject to the limitations contained in, such Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, enter into:
(a)    one or more agreements supplemental to the NPA for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA and any

Participation Agreement, (b) references in clauses (4) and (6) of such Section 9.01 to “any Intercreditor Agreement” shall also be deemed to refer to “the Intercreditor Agreements, any Participation Agreement or the NPA”, and (c) references to “any Intercreditor Agreement” in clause (7) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreements, the NPA, any Participation Agreement or any Indenture”,
(b)    one or more agreements supplemental to any Operative Agreement or the NPA to provide for the formation of one or more Additional Trusts under a Prior Series in existence at any one time, the issuance of one or more Classes of Additional Certificates under a Prior Series from time to time, the purchase by any such Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA (and the “Note Purchase Agreement” as defined in the Intercreditor Agreement for such Prior Series) and Section 8.01(d) of such Intercreditor Agreement, and
(c)    one or more agreements supplemental to any Operative Agreement or the NPA to provide for the formation of one or more Refinancing Trusts under a Prior Series, the issuance of one or more Classes of Refinancing Certificates under a Prior Series, the purchase by any such Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA (and the “Note Purchase Agreement” as defined in the Intercreditor Agreement for such Prior Series) and Section 8.01(c) of the applicable Intercreditor Agreement.
In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Class B(R) Trust, as follows: (A) Section 9.01(5) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; and (B) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”.
Section 8.03    Supplemental Agreements with Consent of Class B(R) Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the NPA or modifying in any manner the rights and obligations of the Class B(R) Certificateholders under the NPA; provided that (a) the reference in clause (2) of such Section 9.02 to “this Agreement” shall also be deemed to refer to “this Agreement and the related Intercreditor Agreement” and (b) the reference in clause (3) of such Section 9.02 to “the Intercreditor Agreement” shall be deemed to refer to “any Intercreditor Agreement”.
Section 8.04    Consent of Trustees for Amendment of Section 6.01. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.
Section 8.05    Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article VIII, the Trustee shall send a copy thereof to each Rating Agency.
ARTICLE IX

ADDITIONAL COVENANTS OF THE COMPANY
Section 9.01    Collateral Test(a)    .
(a)    On or prior to each Collateral Test Date, the Company shall deliver to the Trustee and the Loan Trustee (x) the Maintenance Adjustment Report from the Maintenance Advisor, dated no earlier than 60 days prior to the applicable Collateral Test Date, and listing the Maintenance Adjusted Base Value with respect to each Aircraft (and Additional Collateral, if any) and (y) a certificate in substantially the form of Exhibit D (an “LTV Certificate”) demonstrating whether or not an LTV Trigger Event has occurred as of such Collateral Test Date, based on the Maintenance Adjustment Report delivered pursuant to clause (x) with respect to such Collateral Test Date.
(b)    If any LTV Certificate demonstrates that an LTV Trigger Event has occurred and is continuing as of such Collateral Test Date, the Company shall, on a date (the “Collateral Cure Date”) that is no later than 60 days after such Collateral Test Date (such 60th day, the “Collateral Cure End Date”), (1) redeem in part Series B(R) Equipment Notes (pro rata with respect to each Aircraft) in accordance with Section 2.11(d) of each Indenture at the redemption price set forth in such Section 2.10A (an “LTV Cure Redemption”); and/or (2) deposit cash into an Eligible Account (as defined in each Indenture) pledged pursuant to a security agreement in form and substance reasonably satisfactory to the Trustee (the “Class B Cash Collateral Account”) and/or (3) pledge Additional Collateral to the Class B(R) Trustee on behalf of the Class B(R) Certificateholders, pursuant to a security agreement in form and substance reasonably satisfactory to the Trustee, with such redemption, deposit and/or pledge (or a combination thereof) being in an aggregate amount such that, after giving effect to such redemption, deposit and/or pledge (or a combination thereof), no LTV Trigger Event shall be continuing (such amount, the “Cure Amount”).
(c)    Any cash deposited or Additional Collateral pledged from time to time pursuant to (b) above may be substituted and/or released (a “Cure Substitution/Release”) at any time so long as such Cure Substitution/Release would not result in an LTV Trigger Event on a pro forma basis, and the Company shall deliver to the Trustee and the Loan Trustee an LTV Certificate dated as of the date of such Cure Substitution/Release to evidence the same.
(d)    The Company may substitute a Replacement Engine (as defined in each Indenture) for an Engine at any time pursuant to Section 7.04(d) of each Indenture (an “Engine Substitution”) so long as such Engine Substitution would not result in an LTV Trigger Event

(determined after giving pro forma effect to such substitution using a Maintenance Adjustment with respect to such Replacement Engine dated no earlier than 60 days prior to the substitution date and the most recent Maintenance Adjustment with respect to the Aircraft (including any Replacement Airframes and Replacement Engines therefor) and Additional Collateral) and the Company shall deliver to the Trustee and the Loan Trustee an LTV Certificate dated as of the date of such Engine Substitution to evidence the same.
(e)    If an LTV Trigger Event has occurred and is continuing for five (5) Business Days following any Collateral Test Date without any cure as described in paragraph (b) above, the Class B(R) Certificates shall accrue additional interest at the Step-Up Interest Rate (in addition to the Stated Interest Rate) until the date on which such LTV Trigger Event is cured.
(f)    If, on any Collateral Test Date, an LTV Trigger Event has occurred and is continuing and such LTV Trigger Event is still continuing as of the Collateral Cure End Date applicable to such Collateral Test Date, the Company shall be required to redeem in part Series B(R) Equipment Notes (pro rata with respect to each Aircraft) in accordance with Section 2.10(a) of each Indenture at the redemption price set forth in such Section 2.10(a).
(g)    Upon receipt of any LTV Certificate, the Trustee shall promptly make a copy of such LTV Certificate available to each Class B(R) Certificateholder.
Section 9.02    Definitions. Capitalized terms used in this Article IX but not otherwise defined herein have the meanings set forth in Schedule III hereto.
ARTICLE X

MISCELLANEOUS PROVISIONS
Section 10.01    Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Class B(R) Trust created hereby shall terminate upon the distribution to all Class B(R) Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, Sr., the father of John F. Kennedy, former President of the United States, living on the date of this Trust Supplement.
Notice of any termination of the Class B(R) Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Class B(R) Certificateholders may surrender their Class B(R) Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) promptly by the Trustee to the Class B(R) Certificateholders not earlier than 60 days and not later than 15 days preceding such final distribution.

Section 10.02    Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be to such provisions of this Trust Supplement.
Section 10.03    Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CLASS B(R) CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
Section 10.04    Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.
Section 10.05    Intention of Parties. The parties hereto intend that the Class B(R) Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Class B(R) Certificate, by its acceptance of its Class B(R) Certificate or a beneficial interest therein, agrees to treat the Class B(R) Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Class B(R) Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).
Section 10.06    Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Section 10.07    Successor and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Any request, notice, direction, consent, waiver or other instrument or action by any Class B(R) Certificateholder shall bind the successors and assigns of such Class B(R) Certificateholder.
Section 10.08    Normal Commercial Relations. Anything contained in this Agreement to the contrary notwithstanding, the Trustee and any Class B(R) Certificateholder, or any bank or other Affiliate of any such party, may conduct any banking or other financial transactions, and have banking and other commercial relationships, with the Company fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.
Section 10.09    No Recourse against Others. No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Class B(R) Certificates or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision of by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Class B(R) Certificate, each Class B(R) Certificateholder agrees to the provisions of this Section 10.09 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Class B(R) Certificates.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.
SPIRIT AIRLINES, LLC

By:    /s/Simon Gore
Name: Simon Gore
Title: Vice President and Treasurer

Signature Page
        Trust Supplement No. 2025-1B(R)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
    //sjfdh
By: /s/Denise Thomas
Name: Denise Thomas
Title: Assistant Vice President

Signature Page
        Trust Supplement No. 2025-1B(R)

[EXHIBIT A to
TRUST SUPPLEMENT NO. 2025-1B(R)]
FORM OF CERTIFICATE
THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT OR ANY SUCCESSOR PROVISION (IF AVAILABLE); (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); OR (E) TO SPIRIT AIRLINES, LLC OR ANY AFFILIATE THEREOF; (II) IF SUCH HOLDER (INCLUDING A HOLDER OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) IS A UNITED STATES PERSON AS DEFINED UNDER SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ONLY TO ANOTHER UNITED STATES PERSON (THE “UNITED STATES PERSON REQUIREMENT”); AND (III) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (2) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(I)(D) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND SPIRIT AIRLINES, LLC A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 OR A

SUCCESSOR THERETO FROM THE TRANSFEREE AND ANY CERTIFICATIONS AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (1) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. ANY PURPORTED TRANSFER IN VIOLATION OF THE UNITED STATES PERSON REQUIREMENT SHALL BE NULL AND VOID AB INITIO, AND ANY PERSON WHO ACQUIRES OR ACCEPTS THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO AGREE THERETO.
[Insert only for Definitive Certificates:] [IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE HOLDER MUST CHECK THE APPROPRIATE BOXES SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE (1)(I)(D) ABOVE. TRUST SUPPLEMENT NO. 2025-1B(R) TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
ANY CERTIFICATE INITIALLY ISSUED IN DEFINITIVE FORM MAY NOT BE EXCHANGED FOR AN INTEREST IN A GLOBAL CERTIFICATE AND WILL NOT BE ELIGIBLE FOR CLEARANCE IN THE “BOOK-ENTRY” FACILITIES OF DTC.]”
BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER HEREOF AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS RESOLD OR OTHERWISE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER HEREOF (A) REPRESENTS AND WARRANTS TO SPIRIT AIRLINES, LLC, THE LOAN TRUSTEE AND TRUSTEE THAT EITHER (1) NO ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE ERISA) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT

INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) ANY “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE CODE) SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY THE ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY PLANS DESCRIBED ABOVE IN SUBSECTIONS (I) OR (II) (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS AMENDED BY SECTION 3(42) OF ERISA), ((I), (II) AND (III), EACH AN “ERISA PLAN”) OR (IV) ANY PLAN, SUCH AS A FOREIGN PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA), GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA OR SECTION 4975(G)(3) OF THE CODE) THAT IS NOT SUBJECT TO TITLE I OF ERISA BUT THAT IS SUBJECT TO A FOREIGN, FEDERAL, STATE, OR LOCAL LAW WHICH IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (EACH A “PLAN”) HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE, OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE UNDER THE APPLICABLE TRUST TO INVEST IN THE ASSETS HELD IN THE APPLICABLE TRUST PURSUANT TO, AND TAKE ALL OTHER ACTIONS CONTEMPLATED BY, THE TERMS AND CONDITIONS OF THE BASIC AGREEMENT, THE TRUST SUPPLEMENT, THE INTERCREDITOR AGREEMENTS, THE SERIES B(R) NOTE PURCHASE AGREEMENT AND EACH PARTICIPATION AGREEMENT.
ANY PERSON THAT IS A UNITED STATES PERSON (AS DEFINED UNDER SECTION 7701(A)(30) OF THE CODE) THAT HAS ACQUIRED OR ACCEPTED THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) MAY ONLY TRANSFER THIS CERTIFICATE (OR A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) TO ANOTHER UNITED STATES PERSON (THE “UNITED STATES PERSON REQUIREMENT”). ANY PERSON WHO IS A UNITED STATES PERSON AND IS ACQUIRING OR ACCEPTING THIS CERTIFICATE (INCLUDING A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IT IS A UNITED STATES PERSON AND WILL PROVIDE TO THE TRUSTEE A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 ON THE DATE OF ACQUISITION OR ACCEPTANCE AND THAT (B) IT WILL NOT TRANSFER ALL OR ANY PORTION OF AN INTEREST IN THIS

CERTIFICATE (INCLUIDNG A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN DEFINITIVE OR GLOBAL FORM) UNLESS THE TRUSTEE HAS RECEIVED A PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9 FROM THE TRANSFEREE. ANY PURPORTED TRANSFER IN VIOLATION OF THE UNITED STATES PERSON REQUIREMENT SHALL BE NULL AND VOID AB INITIO, AND ANY PERSON WHO ACQUIRES OR ACCEPTS THIS CERTIFICATE WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO AGREE THERETO.
ANY PERSON WHO IS AN ERISA PLAN AND IS ACQUIRING OR ACCEPTING AN APPLICABLE CERTIFICATE WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT THAT (I) NONE OF SPIRIT AIRLINES, LLC, THE PLACEMENT AGENT, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED OR WILL PROVIDE ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE ERISA PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THE CERTIFICATES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE ERISA PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THE CERTIFICATES (UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED); AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.
[Insert only for Global Certificate:] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 4.05 AND 4.06 OF THE TRUST SUPPLEMENT REFERRED TO HEREIN.]
THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A NOTE THAT WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT WILMINGTON TRUST, NATIONAL ASSOCIATION, 1100 NORTH MARKET STREET, WILMINGTON, DE 19890, ATTN: CORPORATE TRUST ADMINISTRATION.

[GLOBAL CERTIFICATE]1
SPIRIT AIRLINES PASS THROUGH TRUST 2025-1B(R)
SPIRIT AIRLINES PASS THROUGH CERTIFICATE, SERIES 2025-1B(R)
Final Expected Regular Distribution Date: April 1, 2030
evidencing a fractional undivided interest in the Trust,
the property of which includes or will include, among
other things, certain Equipment Notes each secured by
an Aircraft owned by Spirit Airlines, LLC

Certificate No. B(R)-	[__________] $ Fractional Undivided Interest representing 0.0004651163% of the Trust per $1,000 face amount	CUSIP No. 84859L AA7 ISIN No. US84859LAA70
THIS CERTIFIES THAT [__], for value received, is the registered owner of a $[___________________] ([__]dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the Spirit Airlines Pass Through Trust, Series 2025-1B(R) (the “Trust”) created by WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of August 11, 2015 (the “Basic Agreement”), between Wilmington Trust, National Association and Spirit Airlines, LLC, a Delaware limited liability company (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), as supplemented by Trust Supplement No. 2025-1B(R) thereto dated as of March 27, 2025 (collectively with the Basic Agreement, and as may be amended from time to time, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Spirit Airlines Pass Through Certificates, Series 2025-1B(R)” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and each Intercreditor Agreement, including the subordination provisions of Section 9.09 of each Intercreditor Agreement. The Trust Property is expected to include certain Equipment Notes and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under each Intercreditor Agreement. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the Company. In the event of any conflict or inconsistency between the Agreement and this Certificate, the Agreement shall control.
†     To be included on the face of each Global Certificate.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.
Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, from funds then available to the Trustee, there will be distributed on each April 1 and October 1 (each, a “Regular Distribution Date”), commencing on October 1, 2025, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series B(R) Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, in the event that Special Payments on the Series B(R) Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Series B(R) Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail (or in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.
Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.
The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreements. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.
The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement, at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.
As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees. Each transferee of this Certificate, by its acceptance hereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of Section 5.10 of the Certificate Purchase Agreement as though it were a party thereto.
The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
The Company, the Trustee, the Registrar and any agent of the Trustee shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.
Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees (and shall be deemed to have agreed) to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.
The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.
Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to (a) represent and warrant to the Company, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreements and the NPA.
Any Person who is an ERISA Plan and is acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that (i) none of Spirit, the Placement Agent, the Class B(R) Trustee or any of their respective affiliates or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (the “Plan Fiduciary”) has relied or will rely as a primary basis in connection with its decision to invest in the Class B(R) Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA, Section 4975(e)(3) of the Code, or applicable Similar Law, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition, acceptance, holding or disposition of the Class B(R) Certificates (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited) ; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.
THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW

YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
SPIRIT AIRLINES PASS THROUGH TRUST 2025-1B(R)
By:     WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Title:
Dated: ________________, 2025

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Certificates referred to in the within-mentioned Agreement.
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto (the “Transferee”)
Insert Taxpayer Identification No.
    _____________________
Please print or typewrite name and address including zip code of assignee
    _____________________
the Certificate and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________ attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises (the “Transfer”).
In accordance with Section 4.04(a) of the Agreement, the undersigned transferor (the “Transferor”) confirms the following:
PART A [check either Item 1 or Item 2 of this Part A]

[ ] Item 1. Check if Transferor is a United States Person. The Transferor hereby certifies that the Transfer is being made to another United States Person.

[ ] Item 2. Check if Transferor is not a United States Person.

As used in this Part A, “United States Person” has the meaning given to such term in the Internal Revenue Code of 1986, as amended.

PART B [Check Item 1, Item 2, Item 3 or Item 4 of this Part B]
[ ] Item 1. Check if the Transfer is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Upon consummation of the proposed Transfer in accordance with the terms of the Trust Supplement, the Restricted Legend will be removed upon the request of the Transferee.

[ ] Item 2. Check if Transferee will take delivery of the Certificate pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the Certificate is being transferred to a Person that the Transferor reasonably believes is purchasing the Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Trust Supplement, the transferred Certificate will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Certificate, in the Trust Supplement and pursuant to the Securities Act.
[ ] Item 3. Check and complete if Transferee will take delivery of the Certificate pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to the Certificate and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check (a), (b) or (c) of this Item 4):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b)    [ ] such Transfer is being made to an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

(c)    [ ] such Transfer is being effected to the Company or an affiliate thereof.

In order for this Certificate to be properly completed, one of the boxes in Part A above and one of the boxes in Part B above must be checked (and if Item 4 of Part B is checked, one of the boxes in clauses (a), (b) or (c) must be checked). If this condition is not met, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Transferor unless and until such condition and any other conditions to transfer of registration set forth herein and in Section 4.04 of the Trust Supplement shall have been satisfied.

Date:
                    NOTICE:    The signature to this assignment must                         correspond with the name as written upon the face of the                         within-mentioned instrument in every particular, without                         alteration or any change whatsoever.

SIGNATURE GUARANTEE:
For the avoidance of doubt, signatures need not be guaranteed by an “eligible guarantor institution” which has membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” in addition to, or in substitution for, STAMP.

EXHIBIT B to
TRUST SUPPLEMENT NO. 2025-1B(R)
DTC LETTER OF REPRESENTATIONS
The Depository Trust Company
A subsidiary of the Depository Trust & Clearing Corporation
ISSUER LETTER OF REPRESENTATIONS
(To be completed by Issuer and Co-Issuer(s), if applicable)

Spirit Airlines Pass Through Trust 2025-1B(R)
(Name of Issuer and Co-Issuer(s), if applicable)

[__]% Spirit Airlines Pass Through Trust 2025-1B(R)
(Security Description, Including series designation if applicable)

[__]
(CUSIP Number(s) of the Securities)

         [], 2025
(Date)
The Depository Trust Company
18301 Bermuda Green Drive
Tampa, FL 33647
Attention: Underwriting Department
Ladies and Gentlemen:
This letter sets forth our understanding with respect to the Securities represented by the CUSIP number(s) referenced above (the “Securities”). Issuer requests that The Depository Trust Company (“DTC”) accept the Securities as eligible for deposit at DTC.
Issuer is: (Note: Issuer must represent one and cross out the other.)
[incorporated in] [formed under the laws of] Delaware    .
The DTC Clearing Participant []    will distribute the Securities through DTC.
To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC’s Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC’s Operational Arrangements, as they may be amended from time to time.

Very truly yours,
Note:
Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.		Spirit Airlines Pass Through Trust 2025-1B(R), by Wilmington Trust, National Association, as Trustee
(Issuer)

By:
Authorized Officer

(Print Name)

(Street Address)

	(City)	(State)	(Country)	(Zip Code)

(Phone Number)

(E-mail Address)

SAMPLE OFFERING DOCUMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC--bracketed material may be applicable only to certain issues)
1.    The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]
2.    DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DT CC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
3.    Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be
        Trust Supplement No. 2025-1B(R)

accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.
4.    To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
5.    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]
[6.    Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]
6.    Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
7.    Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
[9.    A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]
8.    DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.
9.    Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.
10.    The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

[EXHIBIT C to]
TRUST SUPPLEMENT NO. 2025-1B(R)
AMENDMENTS TO BASIC AGREEMENT
Part A
Section 5.02.    Consolidation, Merger, Etc. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:
(i)    the successor or transferee entity shall, if and to the extent required under Section 1110 in order that any Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to any Aircraft, be a holder of an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and shall execute and deliver to the Trustee an agreement containing the express assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of the Note Documents, the NPA and this Agreement to be performed or observed by the Company; and
(ii)    the Company shall deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 5.02.
Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Documents, the NPA and this Agreement with the same effect as if such successor Person had been named as the Company herein.
Part B
Section 6.07.    Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, the related Trust Supplement or the Certificates or otherwise, or for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, the related Trust Supplement or the Certificates or otherwise, unless:
(1)    such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;
(2)    Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);
(3)    the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and
(4)    no Direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by either Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust or the Controlling Party under the related Intercreditor Agreement.
Except to the extent provided in any applicable Intercreditor Agreement or in any applicable Trust Supplement, it is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust, or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, the related Trust Supplement or under the Certificates of such series, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all the Certificateholders of such series.
Part C
Provided that there is a bank or trust company in a U.S. jurisdiction where there are no Avoidable Taxes that is willing to act as Trustee and is eligible to act as Trustee under Section 7.08 and the applicable provisions of any Trust Supplement, the Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes.
Part D
(4)    (A) to cure any ambiguity or to correct any mistake or inconsistency contained in this Basic Agreement or in any related Trust Supplement or any Intercreditor Agreement; or (B) to make or modify any other provision in regard to matters or questions arising under this Basic Agreement or any related Trust Supplement or any Intercreditor Agreement as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the related Certificateholders; or (C) to correct or supplement the description of any property constituting property of any Trust or the description of any Aircraft, and to reflect the substitution of another aircraft for any Aircraft; or

Part E
Section 12.01.    Limitation on Rights of Certificateholders. (a) The insolvency, death or incapacity of any Certificateholder of any series shall not operate to terminate this Agreement or the related Trust, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. No Certificateholder of any series shall be entitled to revoke the related Trust.
(b)    No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Certificateholder in and to the applicable Trust Property or under the related Trust shall operate to terminate the Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of such Trust Property.
Part F
Section 12.02.    Liabilities of Certificateholders. The Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of such series shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and the Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.

[EXHIBIT D to]
TRUST SUPPLEMENT NO. 2025-1B(R)
FORM OF LTV CERTIFICATE
LTV CERTIFICATE
    , 20
This LTV Certificate is delivered pursuant to Section 9.01(d) of that certain TRUST SUPPLEMENT NO. 2025-1B(R), dated as of March 27, 2025 (as amended from time to time, the “Trust Supplement”), between SPIRIT AIRLINES, LLC, a Delaware limited liability company (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”).
The undersigned, for and on behalf of the Company and not in his/her individual capacity, hereby certifies that:
(i)    The Collateral Test Date is      , 20 ;
(ii)    Attached hereto as Annex A is the Maintenance Adjustment Report, dated no earlier than 60 days prior to such Collateral Test Date;
(iii)    The excess of (i) the aggregate outstanding principal balance of all Equipment Notes over (ii) the amount of any cash on deposit in the Class B Cash Collateral Account as of such Collateral Test Date is $[    ];
(iv)    The sum of (i) the aggregate Maintenance Adjusted Base Value plus (ii) the Spirit Maintenance Amount, is $[    ];
(v)    The ratio of the output listed in clause (iii) above to the output listed in clause (iv) above is % (the “LTV Ratio”);
(vi)    The LTV Ratio [does] [does not] exceed [87.5%]2 [82.5%]3; and
(vii)    An LTV Trigger Event [has] [has not] occurred on and as of such Collateral Test Date.
No party shall be permitted to rely on any of the certifications provided above for any other purpose other than for the limited purpose of determining compliance with the provisions of the Trust Supplement, the Series B(R) Note Purchase Agreement and the Indentures.
2 To be used prior to the earlier to occur of (x) April 1, 2028 and (y) the payment in full in cash of the Series B(R) Equipment Notes issued under Series 2015-1.
3 To be used following the earlier to occur of (x) April 1, 2028 and (y) the payment in full in cash of the Series B(R) Equipment Notes issued under Series 2015-1.

(Signature Page Follows; Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, a duly authorized representative of the Company has signed this certificate in his/her capacity as such and not in his/her individual capacity, as of the date first written above.

SPIRIT AIRLINES, LLC

By:
Name:
Title:

Annex A to LTV Certificate

Maintenance Adjustment Report

[Attached.]

SCHEDULE I to
TRUST SUPPLEMENT NO. 2025-1B(R)
SERIES B(R) EQUIPMENT NOTES,
PRINCIPAL AMOUNTS, MATURITIES AND AIRCRAFT

Initial Principal Amount of Series B(R) Equipment Notes[4]	Maturity	U.S. Reg. No.	Manufacturer Serial Number	Prior Series
$2,017,000	April 1, 2028	N644NK	7156	Series 2015-1
$182,000	April 1, 2028	N645NK	7008	Series 2015-1
$1,681,000	April 1, 2028	N646NK	7062	Series 2015-1
$9,573,000	April 1, 2028	N660NK	6804	Series 2015-1
$9,793,000	April 1, 2028	N661NK	6867	Series 2015-1
$8,905,000	April 1, 2028	N662NK	6897	Series 2015-1
$12,399,000	April 1, 2028	N663NK	6994	Series 2015-1
$11,457,000	April 1, 2028	N664NK	7021	Series 2015-1
$10,005,000	April 1, 2028	N665NK	7045	Series 2015-1
$11,616,000	April 1, 2028	N667NK	7058	Series 2015-1
$8,631,000	April 1, 2028	N668NK	7135	Series 2015-1
$10,589,000	April 1, 2028	N669NK	7296	Series 2015-1
$10,880,000	April 1, 2028	N670NK	7106	Series 2015-1
$12,687,000	April 1, 2028	N671NK	7246	Series 2015-1
$13,364,000	April 1, 2028	N672NK	7522	Series 2015-1
$5,372,000	February 15, 2030	N651NK	8018	Series 2017-1
$6,326,000	February 15, 2030	N652NK	8021	Series 2017-1
$7,637,000	February 15, 2030	N653NK	8012	Series 2017-1
$7,020,000	February 15, 2030	N683NK	8114	Series 2017-1
$5,955,000	February 15, 2030	N684NK	8047	Series 2017-1
$5,921,000	February 15, 2030	N685NK	8115	Series 2017-1
$5,857,000	February 15, 2030	N686NK	8141	Series 2017-1
$5,739,000	February 15, 2030	N687NK	8160	Series 2017-1
$7,026,000	February 15, 2030	N654NK	8176	Series 2017-1
$6,494,000	February 15, 2030	N655NK	8376	Series 2017-1
$9,410,000	February 15, 2030	N656NK	8400	Series 2017-1
$8,464,000	February 15, 2030	N690NK	8434	Series 2017-1
* Subject to adjustment as provided in the NPA.

SCHEDULE II to
TRUST SUPPLEMENT NO. 2025-1B(R)
BASE VALUES

MSN	4/1/2025	10/1/2025	4/1/2026	10/1/2026	4/1/2027	10/1/2027	4/1/2028	10/1/2028	4/1/2029	10/1/2029	4/1/2030
6804	28.58	28.58	26.48	26.48	24.87	24.87	23.27	23.27	21.69	21.69	20.13
6867	28.73	28.73	26.62	26.62	25.00	25.00	23.40	23.40	21.81	21.81	20.23
6897	28.89	28.89	26.77	26.77	25.14	25.14	23.53	23.53	21.93	21.93	20.35
6994	29.22	29.22	27.03	27.03	25.44	25.44	23.87	23.87	22.31	22.31	20.77
7008	25.49	25.49	23.29	23.29	21.67	21.67	20.13	20.13	18.65	18.65	17.23
7021	29.55	29.55	27.33	27.33	25.73	25.73	24.14	24.14	22.56	22.56	21.01
7045	29.39	29.39	27.19	27.19	25.59	25.59	24.01	24.01	22.44	22.44	20.89
7058	29.55	29.55	27.33	27.33	25.73	25.73	24.14	24.14	22.56	22.56	21.01
7062	25.49	25.49	23.29	23.29	21.67	21.67	20.13	20.13	18.65	18.65	17.23
7106	30.37	30.37	28.09	28.09	26.44	26.44	24.81	24.81	23.19	23.19	21.59
7135	29.72	29.72	27.49	27.49	25.88	25.88	24.28	24.28	22.69	22.69	21.13
7156	25.94	25.94	23.70	23.70	22.06	22.06	20.48	20.48	18.98	18.98	17.53
7246	30.70	30.70	28.40	28.40	26.73	26.73	25.08	25.08	23.44	23.44	21.83
7296	30.37	30.37	28.09	28.09	26.44	26.44	24.81	24.81	23.19	23.19	21.59
7522	31.06	31.06	28.69	28.69	27.06	27.06	25.44	25.44	23.84	23.84	22.26
8012	28.99	28.99	26.40	26.40	24.61	24.61	22.90	22.90	21.26	21.26	19.69
8018	28.82	28.82	26.29	26.29	24.51	24.51	22.81	22.81	21.18	21.18	19.61
8021	28.82	28.82	26.29	26.29	24.51	24.51	22.81	22.81	21.18	21.18	19.61
8047	33.37	33.37	30.77	30.77	29.03	29.03	27.32	27.32	25.64	25.64	23.98
8114	33.37	33.37	30.77	30.77	29.03	29.03	27.32	27.32	25.64	25.64	23.98
8115	33.56	33.56	30.95	30.95	29.20	29.20	27.48	27.48	25.78	25.78	24.11
8141	33.56	33.56	30.95	30.95	29.20	29.20	27.48	27.48	25.78	25.78	24.11
8160	33.56	33.56	30.95	30.95	29.20	29.20	27.48	27.48	25.78	25.78	24.11
8176	29.52	29.52	26.88	26.88	25.06	25.06	23.32	23.32	21.65	21.65	20.05
8376	30.22	30.22	27.52	27.52	25.65	25.65	23.87	23.87	22.16	22.16	20.52
8400	30.22	30.22	27.52	27.52	25.65	25.65	23.87	23.87	22.16	22.16	20.52
8434	30.57	30.57	27.83	27.83	25.95	25.95	24.15	24.15	22.42	22.42	20.76

SCHEDULE III to
TRUST SUPPLEMENT NO. 2025-1B(R)
ADDITIONAL DEFINITIONS
Additional Collateral: Means any aircraft or engine (x) of any model Aircraft or Engine (as defined in the respective Indentures to which such Aircraft are subject) or (y) that is otherwise listed in the definition of “Eligible Aircraft Object”.
Appraisal: Means an appraisal, dated the date of delivery thereof, prepared by the Maintenance Advisor, which certifies, at the time of determination, in reasonable detail the Base Value of the Additional Collateral covered thereby.

Base Value: Means (i) in respect of any Aircraft, the base value of such Aircraft as determined by the base value curve as further described in Schedule II and (ii) in respect of any Additional Collateral, the base value of such Additional Collateral reflected in the then most recent Appraisal delivered to the Loan Trustee with respect to such Additional Collateral, provided that any such Appraisal shall be no more than 90 days old.
Collateral Test Date: Means the last occurring Business Day of each April and October in which a Regular Distribution Date occurs, commencing in October 2025.
Eligible Aircraft Object: means, in respect of any Additional Collateral, (i) any engine which meets the criteria of a Replacement Engine (as defined in each Indenture) or that is suitable for installation on an Eligible Aircraft Type or (ii) any of the below-listed aircraft types (“Eligible Aircraft Type”):

Manufacturer	Models
Airbus	A320, A321, A220
Boeing	737MAX

LTV Ratio: Means, as of any date of determination, the ratio (expressed as a percentage) of:
(a)     the excess of (i) the aggregate outstanding principal balance of all Equipment Notes over (ii) the amount of any cash on deposit in the Class B Cash Collateral Account as of such date, to
(b)    the sum of (i) the aggregate Maintenance Adjusted Base Value for all Aircraft and Additional Collateral plus (ii) the Spirit Maintenance Amount.

LTV Trigger Event: Means, a circumstance that exists if, the LTV Ratio exceeds (i) prior to the earlier to occur of (x) April 1, 2028 and (y) the payment in full in cash of the Series B(R) Equipment Notes issued under Series 2015-1, 87.5% and (ii) thereafter, 82.5%.
Maintenance Adjusted Base Value: Means, as of any date of determination with respect to any Aircraft (including any Replacement Airframes and Replacement Engines but excluding any such Aircraft, Replacement Airframe or Replacement Engine which has been released from the Lian of the Indentures) or Additional Collateral, the Base Value of such Aircraft (including any Replacement Airframes and Replacement Engines therefor) (as of the most recent January) or Additional Collateral, plus the Maintenance Adjustment of such Aircraft (including any Replacement Airframes and Replacement Engines therefor) or Additional Collateral, in each case as of the most recent Maintenance Adjustment Report delivered with respect to such Aircraft (including any Replacement Airframes and Replacement Engines therefor) or Additional Collateral. The Maintenance Adjusted Base Value of any Aircraft shall be deemed to be zero to the extent the Company has failed to deliver any Maintenance Adjustment Report for such Aircraft at the time required by this Article IX and shall continue to be zero until such time as the Company delivers such Maintenance Adjustment Report.
Maintenance Adjustment: Means, with respect to any Aircraft (including any Replacement Airframes and Replacement Engines therefor) or Additional Collateral, the dollar value reflecting the condition of the Aircraft (including any Replacement Airframes and Replacement Engines therefor) or such Additional Collateral as relative to half-life status as set forth in the most recently delivered Maintenance Adjustment Report.
Maintenance Adjustment Report: Means the semi-annual report delivered by the Maintenance Advisor to the Company and the Loan Trustee reflecting the Maintenance Adjustment applicable to each Aircraft (including any Replacement Airframes and Replacement Engines therefor) and any Additional Collateral.
Maintenance Advisor: Means (i) mba Aviation and (ii) if mba Aviation is unavailable or otherwise unable to deliver a requested Maintenance Adjustment or Appraisal, any other independent nationally recognized ISTAT certified appraiser selected by the Company.
Spirit Maintenance Amount: Means, solely in relation to engine shop visits, the pro-rated value of such maintenance that Spirit has commissioned and paid for, which value is calculated in a manner consistent with the most recently delivered Maintenance Adjustment Report, but which is not yet reflected in the most recently delivered Maintenance Adjustment Report, and with respect to each of the foregoing, as certified by a responsible officer of Spirit.
Stated Interest Rate: Means, with respect to the Class B(R) Certificates, 11.00% per annum.
Step-Up Interest Rate: Means, with respect to the Class B(R) Certificates, 2.00% per annum.

Step-Up PIK Amount: Means, as of any date of determination, with respect to the Class B(R) Certificates of any Prior Series, interest that accrued at the Step-Up Interest Rate on the Series B(R) Limited Pool Balance (as defined in the Intercreditor Agreement for such Prior Series) of such Prior Series and was scheduled for distribution to the Trustee on any applicable “Regular Distribution Date” for such Prior Series and was not paid on such “Regular Distribution Date” (and remains unpaid as of such date of determination) together with any interest accrued thereon at the Step-Up Interest Rate applicable to the Class B(R) Certificates from the applicable “Regular Distribution Date”.